                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
                           UNITED DENTAL CARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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
                          [UNITED DENTAL CARE LOGO]




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 18, 1997


To the Stockholders of United Dental Care, Inc.:

         The Annual Meeting of Stockholders of United Dental Care, Inc. will be held at the Sheraton Park Central Hotel, 12720 Merit Drive, Dallas, Texas 75251 on April 18, 1997, at 9:00 a.m., local time, for the following purposes:

         1.   To elect eight directors for the ensuing year;

         2. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

         Stockholders of record as of the close of business on March 14, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of such stockholders will be available for inspection at the Annual Meeting and during ordinary business hours at the offices of the Company for a period of ten days prior to the meeting.


                                             By Order of the Board of Directors,
                                                        Mark E. Pape
                                                          Secretary



Dallas, Texas
March 27, 1997

                          [UNITED DENTAL CARE LOGO]


                                PROXY STATEMENT

                     SOLICITATION AND REVOCABILITY OF PROXY

         This proxy statement is furnished in connection with the solicitation by the board of directors of United Dental Care, Inc. (the "Company") of proxies in the accompanying form to be voted at the Annual Meeting of Stockholders to be held on April 18, 1997. Shares represented by each proxy properly executed and returned will be voted as specified therein unless revoked. This proxy statement and the accompanying form of proxy, together with the Company's annual report to stockholders, were first mailed to stockholders on or about March 27, 1997. On Friday, March 14, 1997, the record date for the determination of stockholders entitled to vote at the annual meeting, there were outstanding 8,925,416 shares of the Company's common stock, each share having one vote.

         The holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by
proxy, will constitute a quorum for the Annual Meeting.   Directors will be
elected at the Annual Meeting by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Accordingly, the eight nominees for director receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting will be elected as directors. The affirmative vote of the holders of a majority of the shares of common stock entitled to vote, present in person or represented by proxy at the Annual Meeting, will be required to approve all other matters to be acted upon at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum, but not voted. Abstentions will, therefore, have the same effect as votes against any proposal requiring the affirmative vote of a majority of the shares present and entitled to vote thereon. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the outcome of the matters to be acted upon at the Annual Meeting.

         Unless authority to vote for the election of directors (or for any one or more nominees) is withheld, proxies will be voted for the entire slate of directors proposed by the board. Management is not aware of any other matters that are likely to be brought before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the proxy holders are authorized to vote thereon in accordance with their judgement.

         A proxy may be revoked at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and requesting to the Secretary of the Company in writing that the proxy be withdrawn. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

         The cost of soliciting proxies in the accompanying form will be borne by the Company. The solicitation of proxies by mail may be followed by solicitation in person or by telephone by employees of the Company without additional compensation. The Company anticipates no expenditures in connection with the solicitation of proxies other than the cost of printing and mailing this proxy statement and the reimbursement of nominees such as banks, brokerage firms and trustees for their costs in forwarding proxy materials to the beneficial owners of the Company's common stock.

         The Company's executive offices are located at 13601 Preston Road, Suite 500 East, Dallas, Texas 75240. Its telephone number is (972) 458-7474.

                             ELECTION OF DIRECTORS

GENERAL INFORMATION

         As set by the board of directors pursuant to the bylaws of the Company, the authorized number of directors of the Company is eight. Eight directors will be elected at the Annual Meeting. All directors of the Company are elected annually and hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

         The nominees for the board of directors set forth below, if elected by the stockholders, will serve until the next succeeding annual meeting of the stockholders or until their respective successors have been duly elected. Each nominee is presently a director of the Company and has consented to serve as a director if elected. If any nominee should become unavailable to serve for any reason (which is not anticipated), the persons named as proxies will vote for the election of the remaining nominees and for such other person or persons as may be designated by the board of directors as a substitute nominee.

INFORMATION REGARDING NOMINEES FOR THE BOARD OF DIRECTORS

         Set forth below is certain information with respect to each director nominee. Additional information regarding certain of the nominees is set forth in other sections of this proxy statement.

       NAME                      AGE                        TITLE                             DIRECTOR SINCE
       ----                      ---                        -----                             --------------
Jack R. Anderson                  72               Chairman of the Board                      December 1985
                                                     of Directors

George E. Bello                   61               Director                                   December 1995

James E. Buncher                  60               Director                                   February 1996

William H. Longfield              58               Director                                   January 1986

Robert J. Nettinga                46               Director                                   September 1994

James Ken Newman                  53               Director                                   January 1986

Donald E. Steen                   50               Director                                   May 1996

William H. Wilcox                 44               President and Chief                        May 1996
                                                     Executive Officer;
                                                     Director

         JACK R. ANDERSON has been Chairman of the board of directors of the Company since December 1985. Mr. Anderson has been the President of Calver Corporation, a health care consulting and investment firm, and a private investor since 1982. Mr. Anderson currently serves on the board of directors of Horizon Mental Health Management, Inc. and Talbert Medical Management Holdings Corporation. Mr. Anderson is a member of the executive committee and the compensation committee of the board of directors of the Company.

         GEORGE E. BELLO has been Executive Vice President and Controller and a member of the board of directors of Reliance Group Holdings, Inc., an insurance holding company, since 1982. Mr. Bello also serves on the board of directors of Zenith National Insurance Corp. and Horizon Mental Health Management, Inc. Mr. Bello is a member of the audit committee of the Company's board of directors.

         JAMES E. BUNCHER has served as President, Health Plans Group of Value Health, Inc., a national specialty managed care company, since September 1995 and has served as President and Chief Executive Officer of Community Care Network, Inc., a Value Health subsidiary, since August 1992. During 1992, he served as a general management consultant to TakeCare, Inc., and, from 1987 through 1991, he served as a general partner in Lake Investments, a Dallas,
Texas based investment company.   He currently serves on the board of directors
of Alliance Imaging, Inc. Mr. Buncher is a member of the audit committee of the Company's board of directors.

         WILLIAM H. LONGFIELD has been the Chairman and Chief Executive Officer of C.R. Bard, Inc., a multi-national developer, manufacturer and marketer of health care products, since September 1995. Mr. Longfield was President and Chief Executive Officer of C.R. Bard Inc. from October 1993 to September 1995, President and Chief Operating Officer from September 1991 to October 1993 and Executive Vice President and Chief Operating Officer from February 1989 to September

1991. Mr. Longfield currently serves on the board of directors of C.R. Bard, Inc., Manor Care, Inc., Horizon Mental Health Management, Inc., The West Company, Health Industry Manufacturers Association and Atlantic Health Systems. He is currently a Trustee of Centenary College. Mr. Longfield is a member of the compensation committee of the board of directors of the Company.

         ROBERT J. NETTINGA was a founder of the predecessor to International Dental Health, Inc. ("IDH"), a managed dental benefits company acquired by the Company in September 1994, and served as a director of IDH and its predecessor from 1977 until 1994.

         JAMES KEN NEWMAN has been the President and Chief Executive Officer of Horizon Mental Health Management, Inc., a contract manager of mental health services for general acute care hospitals, since July 1989 and Chairman since February 1992. Mr. Newman currently serves on the board of directors of Horizon Mental Health Management, Inc. and Telecare Corporation. Mr. Newman is a member of the executive committee of the board of directors of the Company.

         DONALD E. STEEN has been the President of the International Group of Columbia/HCA Healthcare Corporation, a health care services corporation primarily involved in the ownership and operation of hospitals and providing related services since September 1995. From September 1994 to September 1995, he was the President of the Western Group of Columbia/HCA Healthcare Corporation. From August 1981 to September 1994, Mr. Steen was the Chief Executive Officer of Medical Care America, Inc., a corporation that operated ambulatory surgery centers which was acquired by Columbia/HCA Healthcare Corporation in September 1994. Mr. Steen currently serves on the board of directors of Horizon Mental Health Management, Inc.

         WILLIAM H. WILCOX has been the President, Chief Executive Officer and a director of the Company since May 1996. From September 1995 to May 1996, Mr. Wilcox served as the President of the Surgery Group of Columbia/HCA Healthcare Corporation and from September 1994 to September 1995 he was President and Chief Executive Officer of the Ambulatory Surgery Division of Columbia/HCA Healthcare Corporation. Prior to assuming this position in September 1994, Mr. Wilcox was the Chief Operating Officer and a member of the board of directors of Medical Care America, Inc. from September 1993 to September 1994. Prior to September 1993, Mr. Wilcox was the Chief Operating Officer and a member of the board of directors of Medical Care International, Inc. Medical Care America, Inc. was acquired by Columbia/HCA Healthcare Corporation in September 1994.
Mr. Wilcox is a member of the executive committee of the Company's board of directors.

         The Company, certain of its stockholders and Mr. Nettinga entered into a Stockholders Agreement dated September 16, 1994 pursuant to which such stockholders agreed to vote all shares of common stock owned by them for the election of Mr. Nettinga as a director of the Company, and the Company and such stockholders agreed that the board of directors of the Company would consist of not less than seven members. The Stockholders Agreement has a term ending upon the earlier of four years from the date of the agreement or the date on which all obligations are paid under a non-competition agreement and a consulting agreement among the Company, Mr. Nettinga and an affiliated entity. The stockholders who are parties to the Stockholders Agreement include Messrs. Anderson, Newman, and Longfield and Mr. James B. Kingston, who served as President, Chief Executive Officer and a director of the Company from December 1985 to May 1996. The stockholders who are parties to the Stockholders Agreement beneficially own in the aggregate 20.3% of the outstanding common stock of the Company.

         SHARES REPRESENTED BY THE ACCOMPANYING PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE EXCEPT TO THE EXTENT AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES IS WITHHELD. AS INDICATED ON THE PROXY CARD, STOCKHOLDERS MAY (I) VOTE FOR THE ENTIRE SLATE OF NOMINEES, (II) WITHHOLD THE AUTHORITY TO VOTE FOR THE ENTIRE SLATE OF NOMINEES OR (III) BY WRITING THE NAME OF ONE OR MORE NOMINEES IN THE SPACE PROVIDED ON THE PROXY CARD, WITHHOLD AUTHORITY TO VOTE FOR SUCH SPECIFIED NOMINEE OR NOMINEES.

MEETINGS

         The board of directors conducts its business through meetings of the full board, the executive committee, the compensation committee and the audit committee and through telephone meetings followed by unanimous written consent. During the year ended December 31, 1996, the board of directors met four times in person and action was taken by written consent five times. All directors, with the exceptions of Messrs. Longfield, Nettinga and Newman who each missed one meeting, attended the board meetings, and all directors joined in the five written actions. Each current director of the Company attended at least 75% of the aggregate of the total number of 1996 meetings of the board of directors and of the committees of the board on which the respective director served that were held subsequent to his election to the board of directors. Mr. Steen and Mr. Wilcox were elected to the board in May 1996. Mr. Buncher was elected to the board in February 1996.

         The compensation committee, currently composed of Messrs. Anderson and Longfield, but which, until August 1996, was composed of Messrs. Anderson and Newman, meets as the need arises. In 1996, the committee met five times through telephone meetings and one time in person. In addition, the committee met numerous times on an informal basis. Both members were present at all meetings.

         The audit committee, currently composed of Messrs. Bello and Buncher, makes recommendations to the board of directors concerning the engaging and discharging of the independent auditors, reviews with the independent auditors the scope and results of their activities, reviews the independence of the auditors, considers and determines audit and non- audit fees, reviews the adequacy of the Company's system of internal accounting controls and considers such other matters relating to the effectiveness of the external audits of the accounts of the Company as the committee may determine to be warranted. The audit committee met two times in 1996 and Messrs. Bello and Buncher both attended the meetings.

         During the year ended December 31, 1996, the Company had no nominating committee or other committee of the board of directors performing similar functions.

DIRECTOR COMPENSATION

         Directors do not receive compensation for service on the board of directors or any committee thereof but are reimbursed for their out-of-pocket expenses incurred in attending meetings of the board of directors and committees. Qualifying directors who are not employees of the Company receive an automatic grant of options for 16,000 shares of common stock of the Company under the 1995 Stock Option Plan. In 1996, Messrs. Buncher and Steen each received grants of stock options to purchase 16,000 shares of common stock under this plan. Stock options granted to directors under the plan vest and become exercisable in four equal cumulative annual installments on each annual anniversary of the grant date. Such stock options terminate on the date any optionee ceases to be a director of the Company for any reason other than death (in the event of the optionee's death, stock options vested at the date of death are exercisable for one year thereafter).

                       EXECUTIVE OFFICERS OF THE COMPANY

CURRENT EXECUTIVE OFFICERS

         The executive officers of the Company, their respective ages, positions held and tenure as officers are as follows:

                                                           Position(s) Held                  Officer of the
             Name                    Age                   With the Company                  Company Since
-----------------------------     ----------    ---------------------------------------      ---------------
William H. Wilcox . . . . . .         44        President, Chief Executive Officer and        May 1996
                                                Director

Mark E. Pape  . . . . . . . .         46        Senior Vice President, Chief Financial        January 1995
                                                Officer, Secretary and Treasurer

Peter R. Barnett, DMD . . . .         43        Senior Vice President, Chief                  January 1995
                                                Officer

BUSINESS EXPERIENCE

         Information concerning the business experience of Mr. Wilcox is provided in the section above entitled "Information Regarding Nominees for the Board of Directors."

         Mr. Pape has been Senior Vice President and Chief Financial Officer, Treasurer and Secretary of the Company since January 1995. From September 1991 to January 1995, he was the Executive Vice President and Chief Financial Officer of American Income Holding, Inc., an insurance holding company with subsidiaries that issued individual supplemental life and accident insurance. From January 1988 to September 1991, he was an Associate Director of Bear, Stearns & Co. Inc., an investment banking company.

         Dr. Barnett served as Senior Vice President, Operations of the Company from January 1995 until January 1996 when he became Senior Vice President, Chief Operations Officer. From August 1994 to January 1995, he was an Executive Director of Prudential DMO, a managed dental care company, where he was responsible for its southeastern United States operations. From March 1993 to August 1994, he was an independent consultant to managed health care companies. From October 1991 to March 1993, he was a Senior Vice President of Pearle Vision, Inc., an optical care company, where he had responsibility for managed vision care programs, quality assurance, professional affairs and franchise operations. He served as a Vice President of Pearle Vision, Inc. from July 1988 to October 1991.

         There are no family relationships between any of the executive officers and directors of the Company. The Company has an employment agreement with each of its executive officers. See "Other Compensation Arrangements" below.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

         The following table sets forth, as of March 12, 1997, the beneficial ownership of the Company's common stock; (i) by each stockholder known by the Company to own beneficially more than 5% of the outstanding common stock; (ii) by each director and director nominee; (iii) by the Company's executive officers; and (iv) by all executive officers and directors as a group. Except as otherwise indicated below, each named beneficial owner has sole voting and investment power with respect to the shares of common stock listed.

                                                                  SHARES
                                                            BENEFICIALLY OWNED
                                                          -----------------------
                     Name                                 NUMBER          PERCENT
-------------------------------------------------         -----------------------
Strong Capital Management, Inc. (1) . . . . . . .          1,038,525         11.6%
T. Rowe Price Associates, Inc. (1)  . . . . . . .            895,000         10.0
Columbia Funds Management Company(1)  . . . . . .            487,500          5.5
Jack R. Anderson (1)(2) . . . . . . . . . . . . .          1,081,600         12.1
Citibank, N.A. and George E. Bello,
    Trustees (1)(3) . . . . . . . . . . . . . . .            778,500          8.7
George E. Bello (4) . . . . . . . . . . . . . . .            352,168          4.0
James Ken Newman (5)  . . . . . . . . . . . . . .             69,660           *
William H. Longfield (5)  . . . . . . . . . . . .             68,000           *
Donald E. Steen (6) . . . . . . . . . . . . . . .              6,000           *
James E. Buncher (6)  . . . . . . . . . . . . . .              4,000           *
Robert J. Nettinga  . . . . . . . . . . . . . . .                250           *
William H. Wilcox . . . . . . . . . . . . . . . .               ----         ----
Mark E. Pape (7)  . . . . . . . . . . . . . . . .             59,237           *
Peter R. Barnett (8)  . . . . . . . . . . . . . .              7,563           *
All directors and executive officers as a
    group (10 persons)  . . . . . . . . . . . . .          1,648,484         18.3

----------------------------
*  Less than 1%.

    (1) The address of Strong Capital Management, Inc. is 100 Heritage Reserve, Menomonee Falls, WI 53051. The address of T. Rowe Price Associates, Inc. is 100 E. Platt Street, Baltimore, MD 21202. The address of Columbia Funds Management Company is 1300 SW Sixth Avenue,
         P. O. Box 1350, Portland, OR 97207. The address of Jack R. Anderson is 16475 Dallas Parkway, Suite 735, Dallas, TX 75248. The address of Citibank, N.A. and George E. Bello, Trustees is c/o Citibank, N.A., 153 East 53rd Street, 25th Floor, New York, NY 10043.
    (2)  Includes 778,500 shares held by the two trusts of which Citibank, N.A.
         and George E. Bello are trustees.   See Note (3) below.  Relatives of
         Mr. Anderson are beneficiaries of both trusts. Excludes shares of common stock held by other trusts of which relatives of Mr. Anderson are beneficiaries. Mr. Anderson disclaims beneficial ownership of the shares owned by all of the trusts.
    (3) Citibank, N.A. and George E. Bello are trustees having shared voting and investment power under two trusts owning in the aggregate the number of shares shown in the table. Relatives of Jack R. Anderson are beneficiaries of both trusts. Mr. Anderson disclaims beneficial ownership of the shares owned by the trusts.
    (4) Excludes 778,5000 shares of common stock held by the two trusts of which Citibank, N.A. and George E. Bello are trustees. See Note (3) above. Relatives of Mr. Anderson are beneficiaries of both trusts. Messrs. Anderson and Bello disclaim beneficial ownership of the shares owned by the trusts.
    (5) Assumes exercise of options for 4,000 shares that are currently exercisable and for 4,000 shares that will be exercisable within 60 days of the date of this proxy statement.
    (6) Assumes exercise of options for 4,000 shares that will be exercisable within 60 days of this proxy statement.
    (7) Assumes exercise of warrants for 40,000 shares and options for 8,000 shares that are currently exercisable. Includes 3,000 shares held in a trust. Mr. Pape and his spouse are income beneficiaries of the trust and jointly have full discretionary investment authority.
    (8) Assumes exercise of options for 6,000 shares that are currently exercisable.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission require the Company's executive officers and directors and persons who own more than ten percent of the Company's common stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and persons owning more than ten percent of the Company's common stock are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and representations that no other reports were required for those persons, the Company believes that, for the year ended December 31, 1996, all filing requirements applicable to its executive officers, directors and owners of more than ten percent of the Company's common stock have been satisfied. The following filings were not made within the required time period but were filed within several weeks of the applicable due date: (i) a statement of changes in beneficial ownership (Form 4) for February 1996 to report the sale of 6,000 shares by Mr. Longfield was inadvertently filed late; (ii) an initial statement of beneficial ownership (Form 3) for Mr. Steen, reporting his election to the board of directors was inadvertently filed late; and (iii) annual statements of changes in beneficial ownership (Form 5) reporting stock options granted during 1996 for Mr. Wilcox, Dr. Barnett and Mr. Pape, all due February 14, 1997, were inadvertently filed late. An initial statement of beneficial ownership (Form
3) for Mr. Wilcox, reporting his election as an officer and a director and no ownership of common stock, due on May 5, 1996 was not filed until March 3, 1997.

                             EXECUTIVE COMPENSATION

         The "Summary Compensation Table" below includes individual compensation information on the Chief Executive Officer and those executive officers whose compensation for 1996 exceeded $100,000 for services rendered in all capacities during the last fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                                                                       LONG-TERM
                                                              ANNUAL COMPENSATION                      COMPENSATION
                                             ------------------------------------------------           SECURITIES
          NAME AND                                                             OTHER ANNUAL             UNDERLYING
     PRINCIPAL POSITION          Year        Salary         Bonus (1)          COMPENSATION (2)         OPTIONS (#)
---------------------------    --------      --------       ---------         ----------------        -------------
William H. Wilcox (3) . . . .    1996        $190,961       $140,625                $1,624               300,000
  President and  Chief
  Executive Officer

James B. Kingston (4) . . . .    1996          78,282           ----                 2,376                20,000
  President and Chief            1995         180,000        100,000                 4,901                  ----
  Executive Officer              1994         150,000         60,000                 3,728                48,000

Mark E. Pape (5)  . . . . . .    1996         165,000         82,500                 3,926                10,000
  Senior Vice President,         1995         137,760         53,400                 2,467                40,000
  Chief Financial Officer,
  Secretary and Treasurer

Peter R. Barnett, DMD (6) . .    1996         165,000         82,500                 3,632                15,000
  Senior Vice President,         1995         123,216         51,280                 2,586                30,000
  Chief Operations Officer

--------------------------------------------

(1) Amounts shown for 1996 represent bonuses earned in the year ended December 31, 1996 and paid in 1997. Amounts shown for 1995 represent bonuses earned in 1995 and paid in 1996. Amounts shown for 1994 represent bonuses earned in 1994 and paid in 1995. The 1995 bonus amounts exclude deferred bonus payments not payable until 1997, or later, that are contingent upon continued employment with the Company. Such deferred amounts for Mr. Pape and Dr. Barnett were $19,320, and $18,030, respectively.

(2) Represents premiums paid by the Company for the employee's health insurance, net of employee's contribution, and for the employee's long-term disability insurance.

(3) Mr. Wilcox was elected to the position of President and Chief Executive Officer in May 1996. In August 1996, Mr. Wilcox was granted stock options to purchase 300,000 shares of common stock at a price of $33.75 per share, which options vest in five equal installments beginning August 1998.

(4) Mr. Kingston resigned his position as President and Chief Executive Officer in May 1996. In January 1996, Mr. Kingston was granted options to purchase 20,000 shares of common stock at a price of $37.13 per share. On December 31, 1994, Mr. Kingston was granted options to purchase 48,000 shares of common stock at a price of $6.00 per share. All options terminated when Mr. Kingston resigned from the Company.

(5) Mr. Pape joined the Company in January 1995. In January 1996, Mr. Pape was granted options to purchase 10,000 shares of common stock at a price of $37.13 per share. In January 1995, Mr. Pape was granted stock options to purchase 40,000 shares of common stock at a price of $6.00 per share. All options vest in five equal annual installments beginning two years after the grant date. In January 1995, Mr. Pape purchased from the Company warrants to purchase 40,000 shares of common stock.

(6) Dr. Barnett joined the Company in January 1995. In January 1996, Dr. Barnett was granted options to purchase 15,000 shares of common stock at a price of $37.13 per share. In January 1995, Dr. Barnett was granted stock options to purchase 30,000 shares of common stock at a price of $6.00 per share. All options vest in five equal annual installments beginning two years after the grant date.

STOCK OPTION EXERCISES, YEAR-END VALUES  AND GRANTS

         The following table sets forth certain information concerning stock options exercised in the year ended December 31, 1996 and the number of shares covered by unexercised stock options held by the executive officers of the Company who held stock options as of December 31, 1996. Also reported are values of "in-the-money" stock options representing the difference between the respective exercise prices of such outstanding stock options and the fair market value of the common stock as of December 31, 1996.

                          AGGREGATED OPTION EXERCISES
                   IN LAST FISCAL AND YEAR-END OPTION VALUES


                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS
                                             VALUE             YEAR ENDED (#) (1)         AT FISCAL YEAR END ($) (2)
                         SHARES ACQUIRED    REALIZED      ---------------------------   ---------------------------
         NAME             ON EXERCISE          ($)        EXERCISABLE    UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------     ---------------   ----------     ------------    -----------   -----------   -------------

William H. Wilcox . .        ----            ----            ----          300,000          ----       $    ----
James B. Kingston (3)       10,000         $347,500          ----            ----           ----            ----
Mark E. Pape  . . . .        ----            ----            ----           50,000          ----       $ 975,200
Peter R. Barnett, DMD        ----            ----            ----           45,000          ----         731,400

------------------------------------------

(1) The options shown for each of the executive officers have a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) Calculated based on $30-3/8 per share, the closing sales price of the common stock on The Nasdaq Stock Market on the last business day of 1996 (December 31), less the applicable exercise price.

(3) Mr. Kingston exercised options for 10,000 shares on March 4, 1996. The aggregate exercise price for such options was $15,000 and the value of the stock on the exercise date was estimated to be $36.25 per share. Mr. Kingston resigned his position as President and Chief Executive Officer in May 1996. All remaining, unexercisable options terminated due to the cessation of the optionee's service as a Company employee.

         The following table sets forth information regarding the grant of options to purchase shares of common stock to the executive officers of the Company who received such grants in the year ended December 31, 1996. No stock appreciation rights have been granted.

                 OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1996

                                               INDIVIDUAL GRANTS
                            --------------------------------------------------------    POTENTIAL REALIZABLE
                               NUMBER OF         PERCENT OF                             VALUE AT ASSUMED
                               SECURITIES      TOTAL OPTIONS   EXERCISE OR             PRICE APPRECIATION FOR
                               UNDERLYING       GRANTED TO       BASE                      OPTION TERMS (3)
                              GRANTED (1)      EMPLOYEES IN   PRICE (2)   EXPIRATION   ------------------------
          NAME                    (#)           FISCAL YEAR    ($/SH)        DATE         5%             10%
----------------------      ---------------   --------------  ---------   ----------   ------------------------
William H. Wilcox . . .        300,000             85.5%       $33.75     08/09/2006   $6,367,558   $16,136,642
James B. Kingston (4) .         20,000              5.7         37.13     01/03/2006      467,017     1,183,513
Mark E. Pape  . . . . .         10,000              2.8         37.13     01/03/2006      233,509       591,757
Peter R. Barnett, DMD .         15,000              4.3         37.13     01/03/2006      350,263       887,635


----------------------------------------

(1) The options shown have a maximum term of ten years, subject to earlier termination in the event employment with the Company is terminated. The options vest and are exercisable cumulatively in equal installments over a five year period commencing two years from the date of grant.

(2) The exercise price per share of the options equaled or exceeded the fair market value of the underlying shares of common stock on the date the options were granted, as determined by the Company's board of directors.

(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants. The closing sales price on December 31, 1996 for the Company's common stock as reported by Nasdaq was $30-3/8.

(4) Mr. Kingston resigned his position as President and Chief Executive Officer in May 1996. Consequently, the options granted in January 1996 terminated in May 1996.

1997 EXECUTIVE INCENTIVE PLAN

         The Company has adopted an incentive bonus plan for its executive and other officers for 1997. Under the bonus plan, officers are entitled to earn certain cash bonuses if specified performance criteria are satisfied. The target bonuses that may be earned by the named executive officers under the bonus plan are: (i) $300,000 for Mr. Wilcox; (ii) $110,550 for Mr. Pape; and
(iii) $110,550 for Dr. Barnett.  The bonuses are payable in 1998.

OTHER COMPENSATION ARRANGEMENTS

         In 1996, the Company entered into employment agreements with Mr. Wilcox, Mr. Pape and Dr. Barnett. Under their employment agreements, Mr. Wilcox, Mr. Pape and Dr. Barnett are entitled to base salaries that are subject to increase, but not decrease, by the board of directors of the Company. The annual base salaries for Mr. Wilcox, Mr. Pape and Dr. Barnett were $300,000, $165,000 and $165,000, respectively, as of December 31, 1996. The employment agreements provide that the board of directors will adopt each year a bonus plan under which the employee may earn a bonus with the terms and performance criteria of the bonus plan to be determined by the board of directors. The employment agreements also allow Mr. Wilcox, Mr. Pape and Dr. Barnett to participate in the insurance and other fringe benefit plans provided to the Company's employees generally from time to time.

         The employment agreement with Mr. Wilcox has a term ending March 1999. The employment agreements with Mr. Pape and Dr. Barnett each has a term ending May 1998. Each of the employment agreements is terminable by either party thereto with or without cause upon at least 30 days prior written notice. In addition, either party may terminate the employment agreement "with cause" under certain circumstances. The employee can terminate with cause if the Company materially breaches or fails to perform under the agreement. For such purpose, all employment agreements expressly provide that, in the event of a change of control of the Company, a material breach includes a material decrease in responsibility and authority or the relocation of the Company's principal executive offices without consent. The Company may terminate an employment agreement with cause if the employee thereunder (i) is unable to perform his duties due to illness, injury or incapacity for more than six months, (ii) is convicted of a felony or (iii) breaches or neglects to perform under the agreement. If an employment agreement is terminated without cause by the Company or with cause by the employee thereunder, the terminated employee will be entitled to receive (i) any bonus previously earned; (ii) a severance payment of up to two years' base salary in the case of Mr. Wilcox and one year's base salary in the cases of Mr. Pape and Dr. Barnett; and (iii) accelerated vesting of certain outstanding stock options and other benefits or bonuses or, alternatively, with respect to any benefits or bonuses that cannot be fully vested pursuant to applicable law, the terminated employee will be entitled to receive, if allowed by law, cash equal to the amount of benefits or bonuses forfeited. The employment agreements contain certain non-competition and non-solicitation covenants binding on the employee during the employment term and for specified periods thereafter, unless the employment agreement is terminated by the Company without cause or by the employee with cause. The employment agreement also contains certain confidentiality and non-disclosure covenants on the part of the employee that survive termination for any reason.

BOARD REPORT ON EXECUTIVE COMPENSATION

    General

         The compensation committee of the board of directors of the Company reviews and approves the salaries and annual incentive bonuses of the officers of the Company at or above the $100,000 annual salary level and all grants of options to purchase shares under the Company's stock option plans to officers
and key employees.   The compensation committee is composed exclusively of
directors who are "disinterested persons" as defined by Securities and Exchange Commission rules, and its members are neither employees nor former employees of the Company nor have such individuals participated in any of the Company executive or other employee compensation programs. During fiscal 1996, the committee was composed of two directors, Messrs. Anderson and Newman for January through July and Messrs. Anderson and Longfield for August through December.

         United Dental Care's executive compensation policies are intended to provide a competitive compensation program that will enable the Company to attract, incentivize and retain executives who have the abilities and leadership required to effectively discharge their duties. The compensation policy is based on the principle that the financial rewards to the executive should be aligned with the financial interest of the stockholders of the Company.

         The Company's executive compensation program is comprised of three elements: base salary; annual bonus incentive compensation; and long-term incentive compensation (stock options).

    Base Salary

         Base salary compensation is based on offering competitive salaries in comparison to market and industry practices. Independent survey data for executive positions in other similarly sized companies is used to establish compensation ranges for each executive position. These ranges may be subjectively adjusted for factors such as local market conditions or unique aspects, responsibilities or qualifications of the position not believed to normally be associated with the position in other similarly sized companies. Base salary ranges are reviewed annually. The base salary for each executive is set after an annual subjective review of performance in areas of the executive's responsibilities, including achievement of specific personal or departmental goals, position requirements and financial performance in relation to expected performance. No specific weighting of factors is used in evaluating overall job performance.

    Annual Bonus Incentive Compensation

         The compensation committee authorizes the establishment and payment of discretionary annual bonus incentive compensation based upon an assessment of an executive's exceptional contributions to the Company. Bonuses are based upon the overall achievement in increasing the Company's profitability and its membership as well as improving customer service and are closely aligned with enhancing stockholder value.

    Stock Option Grants

         The compensation committee is authorized to grant stock options to key employees and officers of the Company. Such option grants are intended to provide long-term incentive to increase stockholder value by improving overall corporate performance and ensuring that operating decisions are based on long-term results that benefit the Company and ultimately the stockholders. Currently, stock options are not necessarily granted annually, but are granted from time to time. While no specific formula is used, grants are generally based upon a subjective evaluation of the grantee's past contribution to Company performance and expected contribution toward meeting long-term strategic goals of the Company.

                                    Members of the Compensation Committee

                                    Jack R. Anderson    William H. Longfield

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         For 1996, executive officer compensation decisions were made by the compensation committee. Members of the compensation committee are Messrs. Anderson and Newman for January 1996 through July 1996 and Messrs. Anderson and Longfield for August 1996 through December 1996. None of these individuals was at any time during the year ended December 31, 1996, or at any time prior thereto, an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served during 1996 as a director or as a member of the compensation committee of any entity in which an executive officer of such entity served as a director of the Company or as a member of the Company's compensation committee.

                               PERFORMANCE GRAPH

         The following graph demonstrates the aggregate stockholder's return since September 21, 1995, when the Company's shares were first offered to the public at $22.00, through December 31, 1996, when the closing sales price as reported by Nasdaq was $30-3/8. For comparison, the graph includes the return to investors in the CRSP Total Return Indexes for The Nasdaq Stock Market, US Companies ("Nasdaq-US") and the Nasdaq Financial Stocks ("Nasdaq-Industry"). The total return for the Company's stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each period. Nasdaq-US tracks the aggregate price performance of all equity securities of U.S. companies traded on The Nasdaq National Market and the Nasdaq SmallCap Market. Nasdaq- Industry tracks the aggregate price performance of equity securities of financial companies traded on The Nasdaq Stock Market. The Company's common stock trades on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol "UDCI" and is a component of both the Nasdaq-US and the Nasdaq-Industry indexes. The stockholder's return shown on the graph is not necessarily indicative of future stock price performance.


                      [GRAPH OF CUMULATIVE TOTAL RETURN
                         FOR THE YEAR ENDED 12/31/96]


--------------------------------------------------------------------------------
                                 09/21/95          12/31/95         12/31/96
--------------------------------------------------------------------------------
United Dental Care, Inc.         $100.00           $187.50           $138.07
--------------------------------------------------------------------------------
NASDAQ--U.S.                     $100.00           $ 99.78           $122.73
--------------------------------------------------------------------------------
NASDAQ--Financial                $100.00           $107.61           $137.97
--------------------------------------------------------------------------------


                              CERTAIN TRANSACTIONS

         The Company has a non-competition agreement with Robert J. Nettinga and The Adaven Group Limited Partnership and a consulting agreement with The Adaven Group Limited Partnership. Mr. Nettinga is the president and principal stockholder of the corporation that is the general partner of the Adaven Group Limited Partnership. Under the non- competition agreement, the Company is obligated to make six annual payments of $554,952.42 each ($3,329,714.50 in the aggregate), the first of which was paid on September 16, 1994. Under the consulting agreement, the Company is obligated to make six annual payments of $200,000 each ($1,200,000 in the aggregate), the first of which was paid on September 16, 1994. The Company has the right to prepay such installments on a discounted present value basis using a discount rate of 5%. The obligations of the Company under the non-competition agreement and the consulting agreement are secured by a letter of credit in the original amount of $4,023,500 which amount declines annually after the payment dates of the annual installments under such agreements.

         The Company also has a non-competition agreement with Omega Marine Development, Inc. and Paul C. Nettinga under which the Company is obligated to make six annual payments of $91,897.58 ($551,385.48 in the aggregate) and a consulting agreement with Omega Marine Development, Inc. under which the Company is obligated to make six annual payments of $50,000 ($300,000 in the aggregate). Paul C. Nettinga is the brother of Robert J. Nettinga. Paul C. Nettinga is also the president of Omega Marine Development, Inc. The terms of the non-competition agreement and the consulting agreement for Paul C. Nettinga and Omega Marine Development, Inc. are substantially the same as the agreements with Robert J. Nettinga and The Adaven Group Limited Partnership.

         The non-competition agreements restrict the parties thereto from competing directly or indirectly, with the business of the Company in the continental United States and from soliciting the employment of any employee of the Company until September 16, 2000. Under the consulting agreements, the parties agreed to provide to the Company services as an independent consultant and adviser with respect to such business and financial matters as may be reasonably requested by the Company from time to time for a period of six years. The party providing such consulting services may not be required to render such services outside of the state of residence of such party without the consent of such party or at any time that the rendering of such services would interfere with other business obligations of such party.

         The Company, certain stockholders of the Company and Robert J. Nettinga entered into a Stockholders Agreement on September 16, 1994 pursuant to which such stockholders agreed to vote shares of common stock of the Company owned by them for the election of Robert J. Nettinga as a director of the Company until the earlier of the expiration of four years from the date of such agreement or the date when all monetary obligations of the Company have been paid under the non-competition agreement and the consulting agreement with Robert J. Nettinga.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Price Waterhouse LLP, 2001 Ross Avenue, Suite 1800, Dallas, Texas 75201, examined the financial statements of the Company for the fiscal year ended December 31, 1996.

Price Waterhouse LLP also served as the Company's independent accountant for the year ended December 31, 1995 and is, therefore, familiar with the affairs and financial procedures of the Company. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in the Company nor any connection with the Company in any capacity other than as independent accountants. Audit and audit-related services performed by Price Waterhouse LLP for the fiscal year ended December 31, 1996, included the audit of the annual financial statements of the Company and of the annual financial statements filed with state regulatory authorities for the Company's regulated subsidiaries.

         Management understands that representatives of Price Waterhouse LLP have expressed the desire to continue to serve for the 1997 fiscal year. The audit committee of the board of directors will review the performance and audit cost of Price Waterhouse LLP before making such determination.

         Representatives of Price Waterhouse LLP will attend the stockholders' annual meeting in person and such representatives will be available to respond to appropriate questions from stockholders. However, representatives of Price Waterhouse LLP will not make a statement at the stockholders' annual meeting, having indicated no desire to do so..

                STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the 1998 annual meeting (for the year ended December 31, 1997) should be submitted by certified mail, return receipt requested and must be received by the Company at its offices on or before November 26, 1997 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

         The board of directors of the Company knows of no matters, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, that are to be brought before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournment thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgement.

                                 ANNUAL REPORT

         The Company's Annual Report to Stockholders, containing the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission (excluding exhibits), which includes audited consolidated financial statements of the Company for the fiscal year ended December 31, 1996, is being mailed to stockholders with this proxy statement. The Annual Report to Stockholders does not form a part of the proxy solicitation materials.



                                             By Order of the Board of Directors,
                                                        Mark E. Pape
                                                         Secretary



Dallas, Texas
March 27, 1997

                          [UNITED DENTAL CARE LOGO]


                                Suite 500 East
                              13601 Preston Road
                             Dallas, Texas 75240

--------------------------------------------------------------------------------
PROXY

                              UNITED DENTAL CARE, INC.
               13601 PRESTON ROAD, SUITE 500 EAST, DALLAS, TEXAS 75240
                    PROXY SOLICITATION BY THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 18, 1997

     Mark E. Pape and Peter R. Barnett, or either of them, are hereby appointed as proxy of the undersigned with full power of substitution to vote the undersigned's shares at the Annual Meeting of Stockholders to be held Friday, April 18, 1997, in the Sheraton Park Central Hotel (12720 Merit Drive, Dallas, Texas 75251) beginning at 9:00 A.M. (and all adjournments thereof), as indicated below.

       1) ELECTION OF EIGHT (8)         [ ] FOR all nominees listed below (except as   [ ] WITHHOLD AUTHORITY to vote
          DIRECTORS.                        marked to the contrary below)                  for all nominees listed below

     JACK R. ANDERSON, GEORGE E. BELLO, JAMES E. BUNCHER, WILLIAM H. LONGFIELD,
        ROBERT J. NETTINGA, JAMES KEN NEWMAN, DONALD E. STEEN, AND WILLIAM H.
                                       WILCOX

     To withhold authority to vote for specified nominees, write their names in the space provided:

        (NOTE: IF NO SPECIFICATION IS MADE, THE SHARES SHALL BE VOTED FOR ALL
                              DIRECTOR NOMINEES LISTED)

     ---------------------------------------------------------------------------

     2) To transact and vote in their discretion upon such other business and matters as may properly come before the meeting or any adjournment thereof.

                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The undersigned hereby revokes any proxy heretofore given with respect to said stock, acknowledges receipt of the Notice and the Proxy Statement for the annual meeting accompanying this proxy, each dated March 27, 1997, and authorizes the proxies or their substitutes to vote the undersigned's shares as indicated hereon.

                                              Dated ______________________, 1997

                                              __________________________________
                                                          Signature

                                              __________________________________
                                                  Signature, if held jointly

                                              IMPORTANT: Please date this proxy
                                              and sign exactly as your name or
                                              names appear(s) hereon. If the
                                              stock is held jointly, signatures
                                              should include both names.
                                              Personal representatives,
                                              trustees, guardians and others
                                              presigning in a representative
                                              capacity should give full title.
                                              If you attend the meeting, you
                                              may, if you wish, withdraw your
                                              proxy and vote in person.

              PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

--------------------------------------------------------------------------------